UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA		73102-5015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described under Item 5.07 below, Devon Energy Corporation (“Devon” or the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2022. At the Annual Meeting, Devon’s stockholders approved, among other things, the Devon Energy Corporation 2022 Long-Term Incentive Plan, effective as of June 8, 2022 (the “2022 LTIP”). Devon’s Board of Directors (the “Board”) previously approved the 2022 LTIP, subject to stockholder approval at the Annual Meeting.

The 2022 LTIP is an omnibus incentive plan that provides for the grant of options, restricted stock, restricted stock units and stock appreciation rights to eligible participants. The Compensation Committee of the Board (the “Committee”) may determine that a restricted stock award or restricted stock unit will be performance based. Performance-based awards will be based on the achievement of one or more business criteria described in the 2022 LTIP and as determined by the Committee. The 2022 LTIP replaces Devon’s 2017 Long-Term Incentive Plan (as amended, the “2017 LTIP”). From and after the effective date of the 2022 LTIP, no further awards may be made under the 2017 LTIP; however, awards previously granted under the 2017 LTIP will continue to be governed by the terms of the documents for such awards.

Subject to the terms of the 2022 LTIP, awards may be made under the 2022 LTIP for a total of 27,500,000 shares of Devon common stock, plus the number of shares of Devon common stock available for issuance under the 2017 LTIP, including shares of Devon common stock subject to outstanding awards under the 2017 LTIP that are transferred in accordance with the provisions of the 2022 LTIP. The 2022 LTIP also includes certain award limits, including:

•	the maximum number of shares that may be awarded in the form of options or stock appreciation rights to an eligible employee in any calendar year is 3,000,000;

•

the aggregate number of shares made subject to the grant of performance-based awards that are payable in shares to an eligible employee in any calendar year may not exceed 1,500,000 shares (based on a maximum award level on the grant date);

•

the aggregate amount of cash made subject to the grant of performance-based awards to an eligible employee in any calendar year may not exceed $15,000,000 (based on a maximum award level on the grant date);

•	the maximum value of awards, calculated as of the grant date, that may be granted to an eligible non-employee director in any calendar year is $750,000; and

•	the maximum number of shares that may be awarded as incentive stock options is 27,500,000 shares.

It is not possible to determine the specific amounts and types of awards that may be granted under the 2022 LTIP, because any awards made thereunder are subject to the discretion of the Committee or the full Board, as applicable. This summary of the 2022 LTIP is not complete and is qualified in its entirety by reference to full text of the 2022 LTIP, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on Wednesday, June 8, 2022. In connection with the Annual Meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934, as amended. The following are the voting results for the items of business considered and voted upon at the Annual Meeting.

1.	The stockholders elected each of Devon’s eleven nominees to serve on the Board for a one-year term. The vote tabulation with respect to each nominee was as follows:

NOMINEE	VOTES FOR	AUTHORITY WITHHELD	BROKER NON-VOTES
Barbara M. Baumann	440,594,158	59,474,728	74,440,628
John E. Bethancourt	494,718,631	5,350,255	74,440,628
Ann G. Fox	492,732,574	7,336,312	74,440,628
David A. Hager	453,436,797	46,632,089	74,440,628
Kelt Kindick	452,736,231	47,332,655	74,440,628
John Krenicki Jr.	493,537,494	6,531,392	74,440,628
Karl F. Kurz	486,550,028	13,518,858	74,440,628

Robert A. Mosbacher, Jr.	475,277,053	24,791,833	74,440,628
Richard E. Muncrief	495,583,103	4,485,783	74,440,628
Duane C. Radtke	486,884,173	13,184,713	74,440,628
Valerie M. Williams	488,854,021	11,214,865	74,440,628

2.	The appointment of KPMG LLP as Devon’s independent auditors for 2022 was ratified. The results of the vote were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
549,150,048	24,883,169	476,297	—

3.	The advisory vote on the compensation of Devon’s named executive officers was approved. The results of the vote were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
476,219,600	22,533,382	1,315,904	74,440,628

4.	The proposal for the adoption of the 2022 LTIP was approved. The results of the vote were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
476,660,365	22,345,596	1,062,925	74,440,628

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

10.1	Devon Energy Corporation 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed June 8, 2022 (Commission File No. 333-265472)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date:    June 10, 2022